News Release
First Midwest Bancorp, Inc.		First Midwest Bancorp, Inc. One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	James M. Roolf
SVP, Corporate Relations Officer
TRADED: NASDAQ Global Select Market		(630) 875-7533
SYMBOL: FMBI		Jim.Roolf@firstmidwest.com
www.firstmidwest.com
FIRST MIDWEST BANCORP, INC. INCREASES QUARTERLY CASH DIVIDEND BY 75% TO $0.07 PER SHARE

ITASCA, ILLINOIS, NOVEMBER 21, 2013 – First Midwest Bancorp, Inc. (the “Company” or “First Midwest”) (NASDAQ: FMBI), the holding company for First Midwest Bank, today announced that its Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.07 per share, which reflects a 75% increase in the dividend declared in the previous two quarters.  The dividend will be payable on Tuesday, January 14, 2014 to common stockholders of record on Friday, December 20, 2013, and will represent the 124th consecutive quarterly dividend paid by the Company since its inception in 1983.

“Confidence in our business momentum was the driving factor in the decision to increase our cash dividend for the second time this year,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest.  “As we look forward, our strong capital foundation leaves us well-positioned to grow and continue to return value to our stockholders.”

First Midwest, with assets of more than $8.5 billion, is the premier relationship-based banking franchise in the dynamic Chicagoland banking market.  As one of the Chicago metropolitan area’s largest independent bank holding companies, First Midwest provides a full range of business, retail banking and wealth management services through approximately 90 offices located in communities in metropolitan Chicago, northwest Indiana, central and western Illinois and eastern Iowa.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts and instead represent the Company’s beliefs or expectations as of the date of this press release regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  It is possible that actual results or events and the Company’s financial condition may differ, possibly materially, from the expected results, financial condition or events indicated in these forward-looking statements.  For a discussion of some of the risks and important factors that could affect future results or events, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other reports filed by the Company with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements contained in this press release after the date hereof.

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